Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF NEBRASKA

In re: PROFESSIONAL VETERINARY PRODUCTS, LTD, A NEBRASKA CORPORATION, Debtor,	) ) ) ) ) ) ) )	Case No. 10-82436 CHAPTER 11
In re: EXACT LOGISTICS, LLC, Debtor,	) ) ) ) ) ) ) )	Case No. 10-82438 CHAPTER 11
In re: PROCONN, LLC, Debtor,	) ) ) ) ) ) ) ) )	Case No. 10-82437 CHAPTER 11

ORDER CONFIRMING THE FIRST AMENDED JOINT PLAN OF LIQUIDATION

PROPOSED BY THE DEBTORS AND THE OFFICIAL COMMITTEE OF

UNSECURED CREDITORS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

The above-captioned debtors and debtors in possession (collectively, the “Debtors”) having1:

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on August 20, 2010 (the “Petition Date”), commenced chapter 11 cases (collectively, the “Chapter 11 Cases”) by filing voluntary petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (as amended, the “Bankruptcy Code”);

[1]

Unless otherwise noted, capitalized terms used but not defined in this Order (the “Confirmation Order”) shall have the meanings ascribed to them in the First Amended Joint Plan of Liquidation Proposed By The Debtors and The Official Committee of Unsecured Creditors Under Chapter 11 of the Bankruptcy Code (Docket No. 1024) (as the same may have been subsequently amended, supplemented or modified from time to time, including without limitation, the Plan Supplement and any non-material revisions thereto all of which are incorporated into Exhibit “A” hereto, the “Plan”).

•	continued to liquidate their businesses and manage their property as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code;

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filed, on October 14, 2011, The First Amended Joint Plan of Liquidation Proposed By The Debtors and The Official Committee of Unsecured Creditors Under Chapter 11 of the Bankruptcy Code (Doc. No. 1024) (“the Plan”) as supplemented by the Plan Supplements and non-material changes all of which are incorporated into the blackline copy thereof attached hereto as Exhibit “A” to this Order and the First Amended Joint Disclosure Statement for the Joint Plan of Liquidation proposed by Professional Veterinary Products, Ltd, Exact Logistics, LLC, ProConn, LLC, and the Official Committee of Unsecured Creditors also filed on October 14, 2011 (Doc. No. 1023) (the “Disclosure Statement”);

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obtained approval of the Disclosure Statement by that certain Order (A) Approving Debtors’ and Creditors’ Committee’s First Amended Joint Disclosure Statement; (B) Approving Solicitation and Notice Procedures; (C) Approving Voting and Tabulation Procedures; and (D) Establishing Confirmation Notice and Objection Procedures (Doc. No. 1052) (the “Disclosure Statement Order”), which Disclosure Statement Order also approved, among other things, solicitation procedures (the “Solicitation Procedures”) and related notices, forms, and ballots (collectively, the “Solicitation Materials”);

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completed distributing the Solicitation Materials, consistent with the Bankruptcy Code, the Bankruptcy Rules, the Disclosure Statement Order and the Solicitation Procedures, as evidenced by the Declaration of Robert P. Diederich (the “Diederich Declaration”), filed on December 9, 2011; and

•	filed the Diederich Declaration with the Voting Record attesting to the results of voting with respect to the plan, detailing the results of the Plan voting process;

The Bankruptcy Court having:

•	entered the Disclosure Statement Order on November 1, 2011 (Doc. No. 1052);

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set December 12, 2011 at 1:30 p.m. prevailing Central Time, as the date and time for the commencement of the Confirmation Hearing pursuant to Bankruptcy Rules 3017 and 3018 and sections 1126, 1128 and 1129 of the Bankruptcy Code;

•	reviewed the Disclosure Statement, Plan, the Diederich Declaration, and all filed pleadings, exhibits, statements and comments regarding confirmation of the Plan (“Confirmation”);

•	reviewed the only objection to Confirmation filed herein by Agri-Laboratories, Inc. (the “Agri-Labs Objection”) pursuant to the procedures provided in the Disclosure Statement;

•	heard and considered the statements of counsel and all other testimony and evidence proffered and/or adduced at the Confirmation Hearing, and in respect of, Confirmation;

•	All Objections and all statements and reservations of rights not consensually resolved or withdrawn are overruled other than the Agri-Labs Objection which is treated herein; and

•	taken judicial notice of the papers and pleadings Filed in the Chapter 11 Cases.

NOW, THEREFORE, it appearing to the Bankruptcy Court that notice of the Confirmation Hearing and the opportunity for any party in interest to object to Confirmation have been adequate and appropriate as to all entities affected or to be affected by the Plan and the transactions contemplated thereby, and the legal and factual basis set forth in the documents filed in support of Confirmation and presented at the Confirmation Hearing establish just cause for the relief granted herein; and after due deliberation thereon and good cause appearing therefore, the Bankruptcy Court hereby makes and issues the following Findings of Fact, Conclusions of Law and Order:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

A.	Jurisdiction and Venue

1. On the Petition Date, the Debtors commenced these chapter 11 cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code. The Debtors were and are qualified to be Debtors under section 109 of the Bankruptcy Code. Venue in the District of Nebraska was proper as of the Petition Date and continues to be proper. Confirmation of the Plan is a core proceeding under 28 U.S.C. § 157(b)(2)(L). This Court has subject matter jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334; and this Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

2. Since the Petition Date, the Debtors have operated and been actively liquidating their business and managing their property as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in these Chapter 11 Cases.

B.	Judicial Notice

3. The Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the clerk of this Court (the “Docket”), including, without limitation, all pleadings and other documents on file, all orders entered, and the transcripts of, and all evidence (that was not subsequently withdrawn) and arguments made, proffered or adduced at, the hearings held before this Court during the pendency of the Chapter 11 Cases.

C.	Burden of Proof

4. The Debtors and the Creditors’ Committee, as the Plan proponents, have met their burden of proving the elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard in the Bankruptcy Court. The Bankruptcy Court also finds that the Debtors and the Creditors’ Committee have satisfied the elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by clear and convincing evidence.

D.	Disclosure Statement Order

5. On November 1, 2011, the Bankruptcy Court entered the Disclosure Statement Order that, among other things: (a) approved the Disclosure Statement as containing adequate information within the meaning of section 1125 of the Bankruptcy Code and Fed.R.Bankr.P. 3017; (b) fixed the deadline for voting to accept or reject the Plan; (c) fixed the date and time for the commencement of the Confirmation Hearing; (d) established the objection deadline and procedures for objecting to the Plan; (e) approved the form and method of notice of the Confirmation Hearing Notice; and (f) established the record date and certain procedures for soliciting and tabulating votes with respect to the Plan.

E.	Transmittal and Mailing of Materials; Notice

6. As evidenced by the Diederich Declaration, the Debtors complied with the service requirements and procedures approved in the Disclosure Statement Order, the Debtors have provided notice of the Confirmation Hearing and solicited ballots accepting or rejecting the Plan by timely transmitting the Plan, the Disclosure Statement, the Disclosure Statement Order, the Confirmation Hearing Notice, appropriate ballot and voting instructions and a letter explaining the solicitation process (collectively, the “Solicitation Package”) to all holders of claims and interests, in accordance with the Disclosure Statement Order, the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) and the local rules for the United States Bankruptcy Court for the District of Nebraska (the “Local Rules”).

7. The notice of the Confirmation Hearing was adequate and sufficient; no other notice need be given.

F.	Solicitation

8. On December 9, 2011 the Debtors filed with this Court the Diederich Declaration certifying the method and results of the ballot tabulation for each of the classes entitled to vote to accept or reject the Plan.

9. The Debtors solicited votes to accept and reject the Plan in good faith and in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Disclosure Statement Order and all other applicable statutes, rules, laws and regulations.

10. Each of the Debtors and their respective directors, officers, agents, affiliates, representatives, attorneys and advisors have solicited votes on the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code and the Disclosure Statement Order.

G.	Voting Record

11. As evidenced by the Diederich Declaration and Voting Record, all ballots were properly tabulated. Pursuant to sections 1124 and 1126 of the Bankruptcy Code, Class 2 General Unsecured Claims, which is the only class entitled to vote on the Plan, have accepted the Plan. Holders of Class 1 are unimpaired and conclusively deemed to accept the Plan.

12. Holders of Equity Interests in Class 3 are impaired and will receive no distribution under the Plan, and therefore, are deemed to have rejected the Plan and are not entitled to vote to accept or reject the Plan.

H.	Plan Supplement

13. The documents identified in the Debtors’ and Unsecured Creditor’s Committee’s First Supplement to First Amended Joint Disclosure Statement and First Amended Joint Plan (the “Plan Supplement”) were filed as required by the Disclosure Statement Order, and the filing and notice of such documents was good and proper in accordance with the Bankruptcy Code, Bankruptcy Rules, Local Rules and the Disclosure Statement Order, and no other or further notice is necessary or required or shall be required.

I.	Compliance with the Requirements of Section 1129 of the Bankruptcy Code

14. The Plan complies with all applicable provisions of section 1129 of the Bankruptcy Code as set forth below:

(a)	Section 1129(a)(1): Compliance of the Plan with Applicable Provisions of the Bankruptcy Code

15. The Plan complies with all applicable provisions of the Bankruptcy Code, including Bankruptcy Code sections 1122 and 1123.

(i)	Section 1122 and 1123(a)(1): Proper Classification

16. The classification of claims and equity interests under the Plan is proper under the Bankruptcy Code. Pursuant to sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, Article III of the Plan designates classes of claims and equity interests, other than Administrative Claims, DIP Facility Claims and Priority Tax Claims. As required by section 1122(a) of the Bankruptcy Code, each class of claims and equity interests contains only claims or equity interests that are substantially similar to the other claims or equity interests within that class. Valid reasons exist for separately classifying the various classes of claims and equity interests created under the Plan, and such classes do not unfairly discriminate between holders of claims and equity interests. The Plan therefore satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

(ii)	Section 1123(a)(2): Specification of Unimpaired Classes

17. Article III of the Plan specifies that claims in Class 2 are unimpaired under the Plan. Additionally, Article II of the Plan specifies that Administrative Claims, Priority Tax Claims and Other Priority Claims are unimpaired, and these claims are not classified under the Plan. In addition the Claim of the Class 1creditor will be paid in full under the Plan the amount of its allowed claim if any as determined by the Court in its order on the Agri-Labs Objection. As a result thereof, the requirements of section 1123(a)(2) of the Bankruptcy Code have been satisfied.

(iii)	Section 1123(a)(3): Specification of Treatment of Impaired Classes

18. Article III of the Plan specifies the treatment of each impaired class under the Plan, including Classes 2 and 3. As a result thereof, the requirements of section 1123(a)(3) of the Bankruptcy Code have been satisfied.

(iv)	Section 1123(a)(4): No Discrimination

19. In accordance with section 1123(a)(4) of the Bankruptcy Code, Article III.B. of the Plan provides for the same treatment of each claim or equity interest in a particular class, as the case may be, unless the holder of a particular claim or equity interest has agreed to a less favorable treatment with respect to such claim or equity interest. As a result thereof, the requirements of section 1123(a)(4) of the Bankruptcy Code have been satisfied.

(v)	Section 1123(a)(5): Adequate Means for Plan Implementation

20. Pursuant to section 1123(a)(5) of the Bankruptcy Code, Article IV of the Plan provides adequate and proper means for the Plan’s implementation, including (a) the formation of the PVP Liquidating Trust (the “Liquidating Trust”); (b) the appointment of a Liquidating Trustee and a Liquidating Trust Committee; (c) termination of the authority, power and incumbency of the

Debtors’ directors and officers; (d) the liquidation of the Debtors; and (e) automatically canceling all notes, stock, instruments, certificates and other documents evidencing equity interests. Accordingly, the Debtors and the Creditors’ Committee submit the Plan provides for an adequate means of implementation.

(vi)	Section 1123(8)(6): Voting Power of Equity Securities

21. Because the Debtors’ and the Creditors’ Committee’s Plan is a liquidating plan and does not provide for the issuance of equity or other securities by the Liquidating Trust, section 1123(a)(6) is inapplicable.

(vii)	Section 1123(a)(7): Selection of Officers and Directors

22. Article V.E. of the Plan describes the manner for the appointment of a Liquidating Trustee and a Liquidating Trust Committee for the duration of the Liquidating Trust. As a result, the requirements of section 1123(a)(7) of the Bankruptcy Code have been satisfied.

(viii)	Section 1123(b): Discretionary Contents of the Plan

23. The Plan contains various provisions that may be construed as discretionary but are not required for Confirmation under the Bankruptcy Code. As set forth below, such discretionary provisions comply with section 1123(b) of the Bankruptcy Code and are not inconsistent with the applicable provisions of the Bankruptcy Code. As a result, section 1123(b) of the Bankruptcy Code is satisfied.

(A)	Section 1123(b)(3): Release, Exculpation and Injunction

24. Compromise and Settlement. The settlements reflected in the Plan are (a) in the best interest of the Debtors, the estates and all holders of claims; (b) fair, equitable and reasonable; (c) made in good faith; and (d) approved pursuant to applicable law, including section 363 of the Bankruptcy Code and Bankruptcy Rule 9019.

25. Releases by the Debtors. The releases by the Debtors set forth in Article X of the Plan (which notwithstanding anything to the contrary contained in the Plan do not release any claims or causes of action existing against the Directors and Officers of the Debtor related to the pre-petition sale of certain assets to Direct Vet marketing, Inc. or its affiliates and assumption of certain liabilities and duties related thereto which are the subject of that certain claim against the Debtors’ Directors and Officers insurance policies)(the “D&O Claims”) are essential provisions of the Plan. The releases by the Debtors are: (a) in exchange for good and valuable consideration, including, without limitation: (i) the discharge of debt and all other good and valuable consideration paid pursuant to the Plan or otherwise; and, (ii) the services of the Debtors’ officers and directors in facilitating the expeditious implementation of the Sale or the liquidation; (b) in the best interest of the Debtors and all holders of claims; (c) fair, equitable and reasonable; (d) approved after due notice and opportunity for hearing; (e) a bar to any of the Debtors or the Liquidating Trustee from asserting any cause of action released by the Debtors. Those holders of claims voting to accept the Plan or who did not timely object to confirmation thereof were given adequate notice that they would be granting the releases by the Debtors and consented to the releases by the Debtors by voting to accept the Plan or filing timely to object to the term thereof.

26. Exculpation. The Exculpation set forth in Article X of the Plan is an essential provision of the Plan. The record in these Chapter 11 Cases fully supports the Exculpation and the Exculpation provisions set forth in Article X of the Plan are appropriately tailored to protected the Exculpated Parties from inappropriate litigation relating to acts or omissions arising on or after the Petition Date, including any act taken or omitted to be taken in connection with, or related to, formulating, negotiating, preparing, disseminating, implementing, administering, confirming or consummating the Plan, the Disclosure Statement, Liquidating Trust Agreement, DIP Facility, or any other contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other postpetition act taken or omitted to be taken in connection with or in contemplation of the Settlement or the Sale or liquidation of the Debtors. The Exculpation shall have no effect on the liability of the Exculpated Parties for all acts or omissions related to the Chapter 11 Cases that is determined in a Final Order to have constituted gross negligence or willful misconduct; provided, that each Exculpated Party shall be entitled to rely upon the advice of counsel concerning its duties pursuant to, or in connection with, the above referenced documents; provided further the Exculpation does not apply to acts, omissions, claims, causes of action or other obligations expressly set forth in and preserved by the Plan or Plan Supplement or any defenses thereto including without limitation the D&O Claims.

27. Injunction. The releases and injunction set forth in Article X of the Plan are an essential provision of the Plan, is necessary to preserve and enforce the releases by the Debtors and the Exculpation granted by the Plan in Article X, respectively, of the Plan, and such injunction provisions are narrowly tailored to achieve that purpose.

28. The releases by the Debtors, the Exculpation and the injunction set forth in the Plan: (a) are within the jurisdiction of the Bankruptcy Court under 28 U.S.C. § 1334(a), 1334(b) and 1334(d); (b) are an essential means of implementing the Plan pursuant to section 1123(a)(6) of the

Bankruptcy Code; (c) confer material benefits on, and is in the best interests of, the Debtors and holders of claims; (d) are important to the overall objectives of the Plan to finally resolve all claims among or against the parties in interest in the Chapter 11 Cases with respect to the Debtors; (e) are approved by holders of claims who have voted to accept the Plan; and (f) are consistent with section 105, 1123 and 1129 of the Bankruptcy Code and other applicable law, including other applicable provisions of the Bankruptcy Code. The record of the Confirmation Hearing and the Chapter 11 Cases is sufficient to support the releases by the Debtors, the Exculpation and the injunction contained in Article X of the Plan.

(b)	Section 1129(a)(2): Compliance of the Debtors and the Creditors’ Committee with the Applicable Provisions of the Bankruptcy Code

29. The Debtors and the Creditors’ Committee, as proponents of the Plan, have complied with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(2), including, without limitation, sections 1123, 1125 and 1126 of the Bankruptcy Code and Bankruptcy Rules 3017, 3018 and 3019.

30. In particular, the Debtors are proper debtors under section 109 of the Bankruptcy Code and proper Plan proponents under section 1121(a) of the Bankruptcy Code. Furthermore, the solicitation of acceptances or rejections of the Plan: (i) complied with the Disclosure Statement Order; (ii) complied with all applicable laws, rules and regulations governing the adequacy of disclosure in connection with such solicitation; and (iii) occurred only after disclosure of “adequate information” to holders of claims or equity interests, as section 1125(a) of the Bankruptcy Code defines that term. Accordingly, the Debtors and the Creditors’ Committee, and their respective directors, officers, employees, agents, members affiliates and representatives have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code.

(c)	Section 1129(a)(3): Proposal of the Plan in Good Faith

31. The Debtors and the Creditors’ Committee have proposed the Plan in good faith and not by any means forbidden by law, as required by section 1129(a)(3) of the Bankruptcy Code. In so determining, this Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Plan itself and the process leading to its formulation. The Chapter 11 Cases were filed, and the Plan was proposed, with the legitimate and honest purposes of liquidating the Debtors’ estates and maximizing their value.

(d)	Section 1129(a)(4): Bankruptcy Court Approval of Certain Payments as Reasonable

32. The procedures set forth in the Plan for the Bankruptcy Court’s review and ultimate determination of the fees and expenses to be paid by the Debtors in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, comply with section 1129(a)(4) of the Bankruptcy Code. As a result, the requirements of section 1129(a)(4) of the Bankruptcy Code have been satisfied.

(e)	Section 1129(a)(5): Disclosure and Identity of Proposed Management

33. The Plan complies with Bankruptcy Code section 1129(a)(5) by providing for the appointment of a Liquidating Trustee and Liquidating Trust Committee to serve after the Effective Date. Upon the Effective Date, any of the Debtors’ remaining directors, officers, and employees will be deemed to have resigned and been terminated from any position held with the Debtor.

(f)	Section 1129(a)(6): Approval of Rate Changes

34. The requirements of Bankruptcy Code section 1129(a)(6) are not applicable to the Plan because the Debtors are not subject to any regulatory commission with jurisdiction over the rates of the Debtors, and because the Debtors have no operations and are being liquidated.

(g)	Section 1129(a)(7): Best Interests of Creditors

35. Each entity that holds a claim or interest in a class that is impaired under the Plan either: (a) has accepted the Plan; or (b) as displayed by the Liquidation Analysis annexed to the Disclosure Statement, will receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the entity would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. The methodology used and assumptions made in the Liquidation Analysis, as supplemented by the evidence proffered or adduced at or prior to, or in declaration filed in connection with, the Confirmation Hearing, are reasonable. Any objections or comments regarding the adequacy of the Liquidation Analysis noted in moving papers by Agri-Labs are expressly overruled. As a result, the requirements of section 1129(a)(7) of the Bankruptcy Code have been satisfied.

(h)	Section 1129(a)(8): Acceptance by the Plan by Each Impaired Class

36. As set forth in the Diederich Declaration, Class 2 General Unsecured Claims, as the sole impaired class entitled to vote on the Plan, voted in favor of the Plan.

37. Class 1 Claims are unimpaired and conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code.

38. Because the Plan has not been accepted by Class 3 Equity Interests, the Debtors and the Creditors’ Committee sought Confirmation under section 1129(b), rather than section 1129(a)(8), of the Bankruptcy Code. Although section 1129(a)(8) of the Bankruptcy Code has not been satisfied with respect to Class 3, the Court finds the Plan is confirmable because the Plan does not discriminate unfairly and is fair and equitable with respect to Class 3 Equity Interests. As a result, the requirements of section 1129(b) of the Bankruptcy Code have been satisfied.

(i)	Section 1129(a)(9): Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code

39. The treatment of Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Other Priority Claims under the Plan satisfies the requirements of section 1129(a)(9) of the Bankruptcy Code.

(j)	Section 1129(a)(10): Acceptance by at Least One Impaired Class

40. As set forth in the Diederich Declaration and above, the only impaired class, other than Class 3 Equity Interests which are deemed to reject, has voted to accept the Plan. Accordingly, section 1129(a)(10) of the Bankruptcy Code is satisfied.

(k)	Section 1129(a)(11): Feasibility of the Plan

41. The Plan satisfies section 1129(a)(11) of the Bankruptcy Code. The Plan provides for any remaining assets of the Debtors to be liquidated and distributed to the Debtors’ creditors through the mechanism of the Liquidating Trust on the Initial Distribution Date or as soon thereafter as is reasonably practicable.

42. The evidence proffered or adduced at, or prior to the Confirmation Hearing; (a) is reasonable, persuasive, credible and accurate as of the dates such analysis or evidence was prepared, presented or proffered; (b) utilizes reasonable and appropriate methodologies and assumptions; (c) has not been controverted by other evidence; and (d) establishes that the Debtors will have sufficient funds to satisfy their obligations under the Plan. As a result, the requirements of section 1129(a)(11) of the Bankruptcy Code have been satisfied.

(l)	Section 1129(a)(12): Payment of Bankruptcy Fees

43. In accordance with section 1129(a)(12) of the Bankruptcy Code of the Plan provides for the payment of all fees payable under 28 U.S.C. § 1930(a). As a result, the requirements of section 1129(a)(12) of the Bankruptcy Code have been satisfied.

(m)	Section 1129(a)(13): Retiree Benefits

44. The requirements of section 1129(a)(13) of the Bankruptcy Code are inapplicable to the Plan because the Debtors are not obligated to fund any retiree benefits within the meaning of this statute.

(n)	Section 1129(a)(14), (15) and (16)

45. The Debtors owe no domestic support obligations, are not individuals and are not nonprofit corporations. Sections 1129(a)(14), (15) and (16) of the Bankruptcy Code thus do not apply in these Chapter 11 Cases.

(o)	Section 1129(b): Confirmation of the Plan Over Nonacceptance of Impaired Classes

46. The classification and treatment of claims in the Plan is proper pursuant to section 1122 of the Bankruptcy Code and does not discriminate unfairly pursuant to section 1129(b)(1) of the Bankruptcy Code.

47. Pursuant to section 1129(b)(1) of the Bankruptcy Code, the Plan may be confirmed notwithstanding the fact that not all impaired classes have voted to accept the Plan, if all of the requirements of section 1129(a) of the Bankruptcy Code other than section 1129(a)(8) have been met. All classes of impaired claims have voted to accept the Plan other than Class 3 Equity Interests.

48. There is no junior class, so no holders of claims or interests junior to the holders of Class 3 Equity Interests could receive or retain any property under the Plan on account of such claims or interests. In addition, Class 3 contains all equity interests in the Debtors and all holders of Class 3 Equity Interests will receive the same treatment—nothing. Accordingly, the requirements of section 1129(b)(2) of the Bankruptcy Code are satisfied with respect to Class 3 Equity Interests and the Plan does not violate the absolute priority rule, does not discriminate unfairly and is fair and equitable with respect to such class.

(p)	Satisfaction of Confirmation Requirements

49. Based on the foregoing, the Plan satisfies the requirements for confirmation set forth in section 1129(b) of the Bankruptcy Code.

(q)	Section 1129(c): Only One Plan

50. Other than the Plan (including previous versions thereof), no other plan has been filed in the Chapter 11 Cases. As a result, the requirements of section 1129(c) of the Bankruptcy Code has been satisfied.

(r)	Section 1129(d): Principal Purpose of the Plan is Not the Avoidance of Taxes or Application of the Securities Law

51. In accordance with section 1129(d) of the Bankruptcy Code, the principal purpose of the Plan is not the avoidance of the application of Section 5 of the Securities Act of 1933 (15 U.S.C. § 77e).

J.	PVP Liquidating Trust

52. The continuation of the Debtors’ estates as the Liquidating Trust is an essential element of the Plan. Entry into the Liquidating Trust Agreement is in the best interests of the Debtors, the estate and creditors. The establishment of the Liquidating Trustee, the appointment of the Liquidating Trust Committee, the form of the proposed Liquidating Trust Agreement, as the same may be subsequently be amended or modified, is appropriate and in the best interests of creditors. The Liquidating Trust Agreement, shall, upon execution, be valid, binding and enforceable in accordance with its terms. The vesting in the Liquidating Trust of causes of action and claims the Debtors may hold upon the Effective Date, as specified in the Plan and the Confirmation Order, is a material component of the Plan.

K.	Preservation of Rights of Action

53. Article V of the Plan provides for the vesting of all claims and Causes of Action, except as otherwise provided in the Plan or Confirmation Order, that the Debtors may hold against any Entity (including without limitation those related to the D&O Claims, and any pending adversary proceedings or collection suits currently being prosecuted) to vest in the Liquidating Trust upon the Effective Date in accordance with section 1123(b)(3) of the Bankruptcy Code. The provisions regarding the retained Causes of Action in the Plan are appropriate and are in the best interests of the Debtors, the Liquidating Trust and the holders of claims. After the Effective Date, the Liquidating Trustee shall have the exclusive right to institute, prosecute, abandon, settle or compromise any Causes of Action including without limitation the D&O Claims, in accordance with the Liquidating Trust Agreement and without further order of the Bankruptcy Court. Causes of Action and any recoveries therefrom shall remain the sole property of the Liquidating Trust, for the sole benefit of the holders of General Unsecured Claims.

54. It is in the best interests of the estates and their creditors that rights of action that are not expressly released under the Plan or the Confirmation Order be retained by the Liquidating Trust as specified in the Plan.

L.	Satisfaction of Conditions Precedent to Effective Date

55. The Confirmation Order is entered and shall satisfy the conditions precedent to the Effective Date set forth in Article VIII of the Plan.

M.	Retention of Jurisdiction

56. The Bankruptcy Court may properly retain jurisdiction over the matters set forth in Article XI of the Plan.

ORDER

Based on the foregoing, it is hereby ORDERED:

A.	Order

1. The Confirmation Order shall and does confirm the Plan. A copy of the Plan revised and presented in blackline format to incorporate and disclose the Plan Supplement and non-material revisions thereto as confirmed is attached hereto as Exhibit A and supersedes all prior versions thereof.

B.	Objections

2. To the extent that any objections to Confirmation other than Agri-Labs Objection have not been resolved, withdrawn, waived or settled prior to entry of the Confirmation Order or otherwise resolved as stated on the record of the Confirmation Hearing, they are hereby overruled on their merits. The Agri-Labs Claim will be treated in the manner provided by a final order of this Court the terms of which when entered are incorporated herein by reference.

C.	Findings of Fact and Conclusions of Law

3. The findings of fact and the conclusions of law stated in the Confirmation Order shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to the proceeding by Bankruptcy Rule 9014. To the extent any finding of fact shall be determined to be a conclusion of law, it shall be so deemed, and to the extent any conclusion of law shall be determined to be a finding of fact, it shall be so deemed.

D.	Provisions of Plan and Confirmation Order Nonseverable and Mutually Dependant

4. The provisions of the Plan and this Confirmation Order, including the findings of fact and conclusions of law set forth herein, are nonseverable and mutually dependent.

E.	Record Closed

5. The record of the Confirmation Hearing is closed.

F.	Notice

6. Good and sufficient notice has been provided of the Confirmation Hearing, the deadline for filing and serving objections to the Plan, cure claim estimates, injunctions and third party releases, bar dates, and other hearings described in the Disclosure Statement Order and the Plan, which notice has been and is hereby approved.

G.	Plan Classification Controlling

7. The terms of the Plan shall solely govern the classification of claims and equity interests for purposes of the distributions to be made thereunder. The classifications set forth on the ballots tendered to or returned by the Debtors’ creditors in connection with voting on the Plan: (a) were set forth on the ballots solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such claims under the Plan for distribution purposes; (c) may not be relied upon by any creditor as representing the actual classification of such claims under the Plan for distribution purposes; and (d) shall not bind the Debtors or the Liquidating Trust.

H.	Binding Effect and Validity

8. The provisions of the Plan and this Confirmation Order shall bind the Debtor, the Committee, the Liquidating Trust, the Liquidating Trustee and all holders of claims against any interests in the Debtors, including its successors and assigns, whether or not the claims or interests of these entities are impaired under the Plan, whether or not these entities have voted to accept the Plan and whether or not these entities have filed proofs of claim in these Chapter 11 Cases. Each Plan term and provision, as it may be interpreted in accordance with the Plan, is valid and enforceable under its terms.

I.	Appointment of Liquidating Trustee and a Liquidating Trust Committee

9. Vicky Winkler is hereby appointed as Liquidating Trustee. Additionally, the Liquidating Trust Committee shall consist of Lionel Reilly, DVM; Merck & Co. and Merck Animal Health, Timothy Lynch; Pfizer, Inc., Michael Gipson; Bayer Corporation, Deborah Blevins; Boehringer Ingelheim Vetmedica, Susan Pettigrew; Novartis Animal Health US Inc., Nancy White; and Agri-Laboratories, Helen Taylor.

J.	Effectuation of the Plan

10. The Debtors, the Creditors’ Committee, the Liquidating Trust and the Liquidating Trustee are authorized to execute and deliver any and all documents and instruments and take any and all action necessary or desirable to implement the Plan and this Confirmation Order and to effect any other transactions contemplated therein or thereby. To effectuate the Plan and such transactions, the officers or responsible representatives of the Debtors and the Liquidating Trust are authorized, without further notice or application to or order of the Court to execute, deliver, file or record such agreements or documents and to take such other actions as any such individual may determine to be necessary or desirable to effectuate the Plan and such transactions, regardless of whether such actions or documents are specifically referred to in the Plan or this Confirmation Order. To the extent that, under applicable non-bankruptcy law, any of these actions otherwise would require the consent or approval of the boards of directors of the Debtors, this Confirmation Order constitutes such consent and approval.

11. Liquidating Trust. Pursuant to the Plan, the Debtors’ estates will continue after the Effective Date as the Liquidating Trust. The Liquidating Trustee shall have all of the rights and powers set forth in the Liquidating Trust Agreement.

12. Vesting of Property in the Liquidating Trust. Except as otherwise provided in the Plan or this Confirmation Order, or in any contract, instrument, release or other agreement entered into or delivered in connection with the Plan, on the Effective Date, the Debtor shall assign, transfer and distribute to the Liquidating Trust (a) its remaining assets, properties, claims and interests other than amounts held in escrow for the benefit of the professionals and the Debtors’ management and (b) all of its books and records relating to the foregoing.

13. Treatment is in Full Satisfaction. Except as otherwise agreed in writing and approved by the Court, the treatment set forth in the Plan is in full and complete satisfaction of the legal, contractual and equitable rights (including any liens) that each entity holding a claim or interest may have in or against the Debtors, the Liquidating Trust, the Liquidating Trustee or their respective property. This treatment supersedes and replaces any agreements or rights those entities may have in or against the Debtors, the Liquidating Trust, the Liquidating Trustee or their respective property.

14. Vesting of Retained Causes of Action in the Liquidating Trust. Except as otherwise provided in the Plan or the Confirmation Order, any Causes of Action that the Debtors may hold against any Entity including without limitation claims against any officer or director of the Debtors shall vest upon the Effective Date in the Liquidating Trust as provided in Article V. K. of the Plan. The Liquidating Trustee shall have the exclusive right to institute, prosecute, abandon, settle or compromise any Causes of Action including without limitation the D&O Claims, in accordance with the terms of the Liquidating Trust Agreement and Plan.

15. Cancellation of Equity. Except to the extent otherwise provided in the Plan, on the Effective Date, all notes, stock, instruments, certificates and other documents evidencing the equity interests shall be deemed automatically canceled, without any further action by any party.

K.	The Releases, Exculpation, Injunction and Related Provisions Under the Plan

16. The following releases, exculpations, injunctions and related provisions set forth in Article X of the Plan are essential provisions of the Plan and are hereby approved and authorized in their entirety provided that notwithstanding anything contained therein the D&O Claims and any related Causes of Action shall survive, and are not released, exculpated or waived in any manner:

(i)

Releases by the Debtors. Notwithstanding anything contained in the Amended Plan to the contrary, as of the Effective Date, for good and valuable consideration provided by each of the Releasees, including, without limitation: (a) the discharge of debt and all other good and valuable consideration paid pursuant to the Amended Plan or otherwise; and (b) the services of the Debtors’ employees, officers, directors and professionals in facilitating the expeditious implementation of the Auction Sale or the liquidation, each of the Debtors hereby provide a full discharge and release to the Releasees (and each such Releasee so released shall be deemed released and discharged by the Debtors) and their respective properties from any and all Causes of Action and any other debts, obligations, rights, suits, damages, actions, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing as of the Effective Date or thereafter arising, in law, at equity, whether for tort, contract, violations of federal or state securities laws, or otherwise, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way to the Debtors, including, without limitation, those that any of the Debtors or the Liquidating Trustee would have been legally entitled to assert or that any holder of a Claim or Equity Interest or other Entity would have been legally entitled to assert for or on behalf of any of the Debtors or Estates and further including those in any way related to the Chapter 11 Cases or the Amended Plan; provided, however, that the foregoing provisions of this Paragraph shall not operate to waive or release any Causes of Action or Avoidance Actions preserved by the Amended Plan or any Amended Plan Supplement or any defenses thereto; provided, further, that the foregoing provisions of this Paragraph shall not operate to waive or release any Causes of Action or Avoidance Actions accrued by the Debtors in the ordinary course of business against the holders of General Unsecured Claims, and provided further that the foregoing provisions of the paragraph shall not serve to waive, release, discharge, or impair upon any of the Debtor’s rights to pursue and recover upon any of the Excluded Causes of Action as against any officer or director or any professional employed by the Debtors prior to the Petition Date, but excluding any services for which a Professional Fee Claim has been or will be made.

(ii)	Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the releases set forth in this Paragraph pursuant to the Bankruptcy Rule 9019 and its finding that they are: (a) in exchange for good and valuable consideration, representing a good faith settlement and compromise of the Claims and Causes of Action thereby released; (b) in the best interests of the Debtors and all holders of Claims; (c) fair, equitable and reasonable; (d) approved after due notice and opportunity for hearing; and (e) a bar to any of the Debtors or the Liquidating Trustee asserting any Claim or Cause of Action thereby released.

(iii)

Exculpation. Notwithstanding anything contained in the Amended Plan to the contrary, the Exculpated Parties shall neither have nor incur any liability to any Entity for any and all Claims and Causes of Action arising on or before the Effective Date, including any act taken or omitted to be taken in connection with, or related to, formulating, negotiating, preparing, disseminating, implementing, administering, confirming or consummating the Amended Plan, the Disclosure Statement, Liquidating Trust Agreement, DIP Facility, or any other contract, instrument, release or other agreement or document created or entered into in connection with the Amended Plan or any other post-petition act taken or omitted to be taken in connection with or in contemplation of the Auction Sale or Debtors’ continuing liquidation or otherwise occurring from and after the Petition Date in the Bankruptcy Cases, provided, however, that the foregoing provisions of this Paragraph shall have no effect on the liability of any Entity that results from any such act or omission that is determined in a Final Order to have constituted gross negligence or willful misconduct; provided, further, that each Exculpated Party shall be entitled to reply upon the advice of counsel concerning its duties pursuant to, or in connection with, the above referenced documents; provided, further, that the foregoing provisions of this Paragraph shall not apply to any acts, omissions, Claims, Causes of Action, Excluded Causes of Action or other obligations expressly set forth in and preserved by the Amended Plan or any Amended Plan supplement or any defenses thereto.

None of the Exculpated Parties shall have or incur any liability to, or be subject to any right of action by, any Holder of a Claim , or any other party in interest, or any of their respective agents, shareholders, employees, representatives, financial advisors, attorneys or affiliates, or any of their successors or assigns, for any act or omission occurring on or after the Petition Date in connection with, relating to, or arising out of, the filing or administration of Debtors’ Chapter 11 Cases, the administration of the Assets of the Consolidated Estate, the pursuit of Confirmation of the Amended Plan, the consummation of the Amended Plan or the administration of the Amended Plan or the Liquidating Trust, or the property to be distributed under the Amended Plan, except for their willful misconduct or gross negligence.

(iv)	Release and Injunction

(A)	From and after the Effective Date, all Entities are permanently enjoined from commencing or continuing in any manner against the Releasees, their successors and assigns, and their assets and properties, as the case may be, any suit, action or proceeding, on account of or respecting any Claim, demand, liability, obligation, debt, right, Cause of Action, interest or remedy released or to be released pursuant to the Amended Plan or Confirmation Order.

(B)	Except as otherwise expressly provided for in the Amended Plan, from and after the Effective Date, all Entities shall be precluded from asserting against the Releasees or their successor and assigns and their assets and properties, any other Claims or Equity interests based upon any documents, instruments, or any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date.

(C)	The rights afforded in the Amended Plan and the treatment of all Claims and Equity Interests in the Amended Plan shall be in exchange for and in complete satisfaction of Claims and Equity Interest of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, against the Debtors or any of their assets or properties. On the Effective Date, all such Claims against, and Equity Interests in, the Debtors shall be satisfied and released in full.

(D)	Except as otherwise expressly provided for in the Amended Plan or in obligations issues pursuant to the Amended Plan, all Parties and Entities are permanently enjoined, on and after the Effective Date, on account of any Claim or Equity Interest satisfied and released hereby, from:

(1)	commencing or continuing in any manner any action or other proceeding of any kind against any of the Debtors, their successors and assigns and their assets and properties;

(2)	enforcing, attaching, collecting or recovering by any manner or means any judgment, award, decree or order against any Debtor, their successor an assigns and their assets and properties;

(3)	creating, perfecting or enforcing any encumbrance of any kind against any Debtor or the property or estate of any Debtor;

(4)	asserting any right of setoff or subrogation of any kind against any obligation due from any Debtor or against the property or estate of any of the Debtors, except to the extent a right to setoff or subrogation is asserted with respect to timely filed proof of claim; or

(5)	commencing or continuing in any manner any action or other proceeding of any kind in respect of any Claim or Equity Interest or Cause of Action released or settled hereunder.

L.	Dissolution of the Debtors/Termination of Officers and Directors

17. On the Effective Date, the authority, power and incumbency of the persons then acting as directors and officers of the Debtors shall be terminated and such directors and officers shall be deemed to have resigned or to have been removed without cause.

18. On the Effective Date, the Debtors shall be deemed liquidated and dissolved as a legal entity pursuant to applicable federal and state law, without further action by any entity. The Liquidating Trustee is authorized to execute any documents that implement or facilitate the foregoing.

19. As of the Effective Date, the Creditors’ Committee shall be released and discharged from the rights and duties arising from or related to the Chapter 11 Cases, except with respect to final applications for professionals’ compensation and all rights and duties shall be assumed by the Liquidating Trust Committee.

M.	Executory Contracts and Unexpired Leases

20. The rejection of executory contracts and unexpired leases as set forth in the Plan are approved. Any claims created by the rejection of executory contracts and unexpired leases pursuant to Article VII of the Plan, or the expiration or termination of any executory contract or unexpired lease prior to the Effective Date not previously resolved, must be filed with the Bankruptcy Court and served on the Liquidating Trustee no later than thirty (30) days after the Effective Date. Any claims arising from the rejection of an executory contract or unexpired lease pursuant to Article VII of the Plan for which proofs of claim are not timely filed within that time period will be forever barred from assertion against the Debtors, the Debtors’ estates, their successor and assigns and their assets and properties, unless otherwise ordered by the Bankruptcy Court or as otherwise provided herein.

N.	Administrative Claims and Final Fee Applications

21. Requests for payment of Administrative Claims shall be filed with the Bankruptcy Court and served on the Liquidating Trust, in accordance with paragraph 22 below, no later than 45 days after the Effective Date (the “Administrative Bar Date”). Holders of Administrative Claims that are required to file and serve a request for payment of such Administrative Claims that do not file and serve such a request by the Administrative Claims Bar Date shall be forever barred, estopped and enjoined from asserting such Administrative Claims against the Debtors or the Liquidating Trust or their estates and property and such Administrative Claims shall be deemed discharged as of the Effective Date.

22. Requests for payment of Administrative Claims, together with accompanying documentation, must be filed with the Bankruptcy Court on or before 5:00 p.m., prevailing Central time, on the Administrative Bar Date. Each holder of an Administrative Claim shall file with the Bankruptcy Court a request for payment of Administrative by using the Bankruptcy Court’s CM/ECF electronic filing system. The request for payment of an Administrative Claim will be timely filed only if it is actually received by the Bankruptcy Court by 5:00 p.m., prevailing Central time, on the Administrative Bar Date.

23. The Debtors’ and the Creditors’ Committee’s professionals shall not be required to file a request for payment of any Administrative Claim on or before the Administrative Bar Date for fees and expenses arising under sections 330, 331 or 503(b)(2-5) of the Bankruptcy Code, as such Professionals will instead file final fee applications as required by the Bankruptcy Code and the Bankruptcy Rules. The last day for filing final applications or motions for Professional fees and expenses shall be 45 days after the Effective Date.

O.	Payment of Statutory Fees

24. All fees payable pursuant to section 1930 of title 28 of the United States Code on or prior to the Effective Date, as determined by the Bankruptcy Court at the hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid on the earlier of when due or the Effective Date, or as soon thereafter as practicable. From and after the Effective Date, the Liquidating Trust shall pay any fees due under 28 U.S.C. § 1930 assessed against the Liquidating Trust under 28 U.S.C. § 1930 until entry of an order closing the Chapter 11 Cases. In addition, the Debtors shall file any pre-confirmation and post-confirmation quarterly reports due prior to or on the Effective Date not previously filed, and the Liquidating Trust shall file all post- confirmation quarterly reports due after the Effective Date, in conformity with the U.S. Trustee guidelines, until entry of an order closing or converting the Chapter 11 Cases. The U.S. Trustee shall not be required to file a request for payment of its quarterly fees, which shall be deemed an administrative expense claim against the Debtors and their Estates.

P.	References to Plan Provisions

25. The Plan is confirmed in its entirety and hereby incorporated into this Confirmation Order by reference. The failure to reference or discuss any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of, or otherwise affect, the validity, binding effect and enforceability of such provision, and each provision of the Plan shall have the same validity, binding effect and enforceability as if fully set forth in this Confirmation Order.

Q.	Headings

26. Headings utilized herein are for convenience and reference only, and shall not constitute a part of the Plan or this Confirmation Order for any other purpose.

R.	Effect of Conflict Between Plan and Confirmation Order

27. If there is any direct conflict between the terms of the Plan or the Plan Supplement and the terms of this Confirmation Order, the terms of this Confirmation Order shall control.

S.	Notice of Effective Date

28. As soon as reasonably practicable, but in no event later than fifteen days after the Effective Date, the Liquidating Trustee shall serve a notice of the Effective Date on all holders of claims and interests. The notice of Effective Date shall include notice of (a) the bar date for filing rejection damage claims (or other claims for damages) arising from the rejection under the Plan of executory contracts or unexpired leases, which shall be 30 days after the Effective Date, (b) the last day for filing final applications or motions for professional fees and expenses pursuant to Section II.A.1, which shall be 45 days after the Effective Date.

T.	Resolution of Agri-Labs’ Objection

29. The Agri-Labs Objection and its claims herein will be treated as required by the final order of this Court addressing the same the terms of which when entered are incorporated herein by this reference.

U.	Final Order

30. This Confirmation Order is a final order and the period in which an appeal must be filed shall commence upon the entry hereof.

31. Notwithstanding the possible applicability of Fed. R. Bankr. P. 6004(h), 7062, 9014, or otherwise, the terms and conditions of this Confirmation Order shall be immediately effective and enforceable upon its entry.

32. If any or all of the provisions of this Confirmation Order are hereafter reversed, modified or vacated by subsequent order of this Court or any other court, such reversal, modification or vacatur shall not affect the validity of the acts or obligations incurred or undertaken under or in connection with the Plan prior to the Debtors’ receipt of written notice of such order.

Notwithstanding any such reversal, modification or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Confirmation Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Plan and all related documents or any amendments or modifications thereto.

U.	Authorization to Consummate

33. The Debtors are authorized to consummate the Plan at any time after the entry of this Confirmation Order, subject to the satisfaction or waiver of the conditions precedent to the Effective Date set forth in Article VIII of the Plan.

IT IS SO ORDERED.

December 13, 2011

/s/ Timothy J. Mahoney
Timothy J. Mahoney
United States Bankruptcy Judge

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